UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

BLUE OWL CREDIT INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of July 3, 2023, Blue Owl Credit Income Corp. (f/k/a Owl Rock Core Income Corp.) (the “Company,” “we” or “us”) sold approximately 1,499,270 unregistered shares of its Class I common stock (with the final number of shares being determined on July 24, 2023) to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $14.0 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 8.01.	Other Events.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $7.5 billion in Shares (the “Offering”). As of July 3, 2023, the Company has raised total gross proceeds of approximately $6.90 billion relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”) in the Offering and the Company’s initial continuous public offering of up to $2.5 billion in Shares. As of July 3, 2023, the Company has issued 256,463,360 shares of its Class S common stock, approximately 61,343,204 shares of its Class D common stock, and approximately 429,457,867 of its Class I common stock in its public offerings, and has raised total gross proceeds related to the issuance of Class S common stock, Class D common stock and Class I common stock of approximately $2.38 billion, approximately $566.4 million, and approximately $3.95 billion, respectively, including seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (f/k/a Owl Rock Capital Advisors LLC) (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from Owl Rock Feeder FIC ORCIC Equity LLC, an entity affiliated with the Adviser. In addition, the Company has issued approximately 20,199,659 shares of its Class I common stock in the Private Offering and raised gross proceeds of approximately $185.5 million.

Recent Blue Owl Credit Transaction Highlights1

In June 2023, Blue Owl closed on an investment as the Lead Arranger and Administrative Agent in support of TPG and AmeriSourceBergen’s (NYSE: ABC) joint acquisition of OneOncology. Blue Owl also served as the lead lender in the deal. The financing was comprised of a $315 million senior secured credit facility, which included a revolver, unitranche term loan, and delayed draw unitranche term loan. OneOncology is the largest independent oncology platform in the U.S., providing 940+ providers across 16 physician oncology practices and 13 states with administrative, contracting, back office, operational and drug procurement services.

1

The information provided, including dollar amounts, represents the aggregated investment of all participating vehicles, including the Company, that are part of Blue Owl Capital Inc.’s Credit platform. The final dollar amount of the Company’s portion of the investment will be determined and disclosed in the Company’s future periodic reports.

July 3, 2023 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The July 3, 2023 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of June 30, 2023, plus applicable maximum upfront sales load.

	Net Asset Value	Maximum Offering Price
	(per share)	(per share)
Class S	$9.28	$9.60
Class D	$9.29	$9.43
Class I	$9.31	$9.31

The average debt-to-equity leverage ratio during the month-to-date period ended June 30, 2023 was 0.94x. The table below summarizes the company’s committed debt capacity and drawn amounts as of June 30, 2023.

	Aggregate Principal
($ in thousands)	Committed	Outstanding Principal
Revolving Credit Facility	$1,845,000	$525,469
SPV Asset Facility I	525,000	525,000
SPV Asset Facility II	1,800,000	1,718,000
SPV Asset Facility III	750,000	555,000
SPV Asset Facility IV	500,000	248,610
SPV Asset Facility V	300,000	100,000
CLO VIII	290,000	290,000
CLO XI	260,000	260,000
March 2025 Notes	500,000	500,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000
September 2027 Notes	600,000	600,000
June 2028 Notes	500,000	500,000

Total Debt	$8,720,000	$6,672,079

Of the Company’s committed debt capacity, $6.2 billion (71.1%) is in secured floating rate leverage and $2.5 billion (28.9%) is in unsecured fixed rate leverage. Of the Company’s $2.5 billion unsecured fixed rate leverage, $0.6 billion is hedged by centrally cleared interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

Portfolio Update

As of June 30, 2023, we had debt investments in 233 portfolio companies with an aggregate par value of $12.1 billion. As of June 30, 2023, based on par value, our portfolio consisted of 80.2% first lien debt investments, 9.2% second lien debt investments, 1.7% unsecured debt investments, 5.0% preferred equity investments, 1.2% common equity investments, and 2.7% investment funds and vehicles. As of June 30, 2023, 99.0% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of June 30, 2023.

	Par	% of
Industry	($ in thousands)	Par
Healthcare providers and services	$1,734,358	14.3%
Internet software and services	1,634,059	13.5%
Insurance	1,187,991	9.8%
Business services	793,817	6.5%
Manufacturing	662,463	5.4%
Food and beverage	635,143	5.2%
Professional services	617,153	5.1%
Healthcare technology	538,870	4.4%
Healthcare equipment and services	491,890	4.1%
Containers and packaging	431,004	3.5%
Consumer products	350,456	2.9%
Specialty retail	337,397	2.8%
Distribution	331,574	2.7%
Advertising and media	310,405	2.6%
Household products	298,291	2.5%
Buildings and real estate	278,636	2.3%
Financial services	246,718	2.0%
Chemicals	212,983	1.8%
Infrastructure and environmental services	183,339	1.5%
Education	163,745	1.4%
Leisure and entertainment	142,589	1.2%
Asset based lending and fund finance	135,147	1.1%
Transportation	132,318	1.1%
Human resource support services	112,122	0.9%
Automotive	106,724	0.9%
Aerospace and defense	38,704	0.3%
Telecommunications	19,467	0.2%
Energy equipment and services	5,991	—%

Total	$12,133,354	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: July 27, 2023	By:	/s/ Bryan Cole
	Name:	Bryan Cole
	Title:	Chief Operating Officer and Chief Financial Officer